Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM COMPLETES ACQUISITION OF SLEEP TRAIN, SOLIDIFYING ITS POSITION AS THE LARGEST BORDER TO BORDER, COAST TO COAST MULTI-BRAND BEDDING SPECIALTY RETAILER IN THE UNITED STATES

—   Combined Business Operates Over 2,000 Mattress Specialty Retail Stores and 70 Distribution Centers Across 40 States —

—   Expected Mid-Single Digit EPS Percentage Accretion, on GAAP Basis Before One-Time Costs, in Fiscal 2015 —

—   Estimated $20 Million in Annual Run Rate Synergies by Fiscal 2017 —

—   Creates Opportunity for Expanded Store Location Runway in United States —

HOUSTON, October 20, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ:MFRM), the leading specialty retailer of mattresses and accessories in the United States, announced the completion of its acquisition of all of the outstanding equity interests in The Sleep Train, Inc., (“Sleep Train”), the leading West Coast based bedding specialty retailer, for an aggregate purchase price of $425 million, subject to working capital and other customary adjustments, along with the assumption of certain additional liabilities totaling approximately $15 million. The Company expects to receive future annual cash income tax benefits of approximately $11 million over the next 15 years from deductible tax basis goodwill generated from the transaction, subject to the Company’s ability to generate future taxable income. Sleep Train operates approximately 310 specialty mattress retail stores located in California, Oregon, Washington, Idaho, Nevada and Hawaii, and reported net sales of approximately $471 million for the 2013 fiscal year.

The Company also announced today that it entered into a new senior secured credit facility with Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and UBS Securities LLC, as joint bookrunning managers and joint lead arrangers. The senior secured credit facility is comprised of (i) an asset based revolver of $125 million that includes a sublimit for letters of credit and swingline loans, subject to certain conditions and limits and (ii) a term loan B borrowing of $720 million. Approximately $49 million of proceeds were drawn under the asset based revolver at closing.  The asset based revolving loan will mature on the fifth anniversary of the closing, and the term loan B borrowing will mature on the seventh anniversary of the closing. The Company’s existing credit facility, including its outstanding term loan borrowing, was terminated upon the closing of the transaction.

“We are ecstatic to reach this milestone in our Company’s growth and couldn’t be happier about our future together,” stated Steve Stagner, Mattress Firm’s president and chief executive officer. “With the Sleep Train business, we become the first border to border, coast to coast multi-brand mattress specialty retailer in the United States, with pro forma sales of approximately $2 billion a year.  We believe that our combined expertise will allow us to generate significant benefits for our stakeholders in the future. We are highly focused on integrating the two businesses and providing as seamless a transition as possible for all of our employees, customers and other stakeholders.”

Effective today, Dale Carlsen, the chief executive officer of Sleep Train, becomes president and chief strategy officer of the Company and will join the Mattress Firm Board of Directors as Vice Chairman. Rob Killgore, chief operating officer of Sleep Train, becomes co-chief operating officer of the Company along with current Mattress Firm chief operating officer, Ken Murphy. Ron Mittelstaedt, who currently serves as the chairman and chief executive officer of Waste Connections, Inc. (WCN), also joins the Mattress Firm Board of Directors effective with the closing of the acquisition. The Company will maintain a West Coast corporate headquarters near Sacramento, California.

Carlsen commented: “This transaction is the culmination of nearly 30 years of hard work by the Sleep Train family of employees and the beginning of the next chapter in our phase of growth. I look forward to bringing our two teams together for the benefit of our customers, our employees and the communities we serve.”

Compelling Strategic Rationale

•                  Expands footprint into the West Coast, including key strategic markets

•                  Adds over 310 retail store locations in major markets in California, Washington, Oregon, Nevada, Idaho and Hawaii from a leading market share player with limited overlap.

•                  Provides customers with great value, convenience and choice.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

•                  Fortifies Mattress Firm as the leading mattress specialty retailer in the United States

•                  Pro forma sales of approximately $2 billion annually and total enterprise locations exceeding 2,000 retail stores.

•                  Generates significant synergistic opportunities

•                  Over $20 million of identifiable cost and revenue synergy potential by fiscal year 2017.

•                  Creates opportunity to begin leveraging national scale benefits

•                  Allows for enhanced nationwide delivery and distribution, advertising efficiencies and exclusive partnership opportunities.

•                  Adds high-volume, established locations with a strong and experienced leadership team

•                  29 year history of well-positioned, long-term leases in “hard to enter” trade areas.

•                  Immediate scale with a sustained and profitable multi-brand organization.

•                  Experienced and disciplined culture that is highly aligned with Mattress Firm.

•                  Enhances financial performance and improves growth prospects

•                  Estimated to achieve mid-single digit earnings per diluted share (EPS) percentage accretion, on a generally accepted accounting principles basis before one-time costs, in fiscal year 2015.

•                  Combined business is anticipated to generate significant free cash flow.

•                  Establishes a foundation to execute on our proven relative market share model by opening additional stores in West Coast markets to achieve store penetration levels commensurate with existing Mattress Firm markets.

The Company intends to provide updated guidance for the combined company when it releases third quarter 2014 earnings in early December.

Barclays, Inc. acted as exclusive financial advisor to Mattress Firm.  Norton Rose Fulbright acted as legal counsel to Mattress Firm in connection with the transaction. Prairie Capital Advisors, Inc. provided a fairness opinion to the trustee of The Sleep Train, Inc. Employee Stock Ownership Plan in connection with the transaction. Shartsis Friese LLP acted as legal counsel to Sleep Train in connection with the transaction.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, EPS and net store unit change and any anticipated effects of the pending acquisition, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm (NASDAQ:MFRM) is a high growth specialty retailer, recognized as one of the nation’s leading specialty bedding companies, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,700 company-operated and franchised stores across 36 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com. Mattress Firm’s website is not part of this press release.

About Sleep Train

Rocklin-based Sleep Train is a specialty retailer, recognized as the West Coast’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 300 company-operated across six states, Sleep Train has the largest geographic footprint on the West Coast among multi-brand mattress specialty retailers. Sleep Train delivers its customers healthier lives, one mattress at a time, through its service oriented selling approach and strong community outreach. More information is available at http://www.sleeptrain.com. Sleep Train’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Contact: Joanna Singleton, jsingleton@jacksonspalding.com, 214-269-4401

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